Exhibit 16.1

September 26, 2024

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Re: Nova LifeStyle, Inc.

Commission File No: 001-36259

We have read the statements by Nova LifeStyle, Inc. included in Item 4.01 of Form 8-K regarding the recent change of auditors, and we agree with such statements made regarding our firm.

Very truly yours,

WWC, P.C.

Certified Public Accountants